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                                                                   EXHIBIT 10.3

                          AMENDMENT NUMBER ONE TO THE
                           NEW BEVERLY HOLDINGS, INC.
                         1997 LONG-TERM INCENTIVE PLAN

     Amendment made this 11th day of December, 1997, by Beverly Enterprises, Inc. (the "Corporation").

                                  WITNESSETH:

     WHEREAS, during the first week of December, 1997, Beverly Enterprises, Inc. (as in existence prior to the "Transaction" referenced below) (hereinafter referred to as "Old Beverly") transferred its healthcare business to a wholly-owned subsidiary of Old Beverly, i.e., New Beverly Holdings, Inc. ("NBHI"), which was then spun-off to the shareholders of Old Beverly, all pursuant to the Agreement and Plan of Distribution by and between ("Capstone") dated as of April 15, 1997; and

     WHEREAS, immediately following such spin-off, Old Beverly merged with and into Capstone, with Capstone as the surviving corporation, all pursuant to the Agreement and Plan of Merger by and between Old Beverly and Capstone dated as of April 15, 1997 (all the aforementioned transactions to be referred to herein collectively as the "Transaction"); and

     WHEREAS, pursuant to the Transaction, the Corporation changed its name from NBHI to Beverly Enterprises, Inc. and assumed the sponsorship of the New Beverly Holdings, Inc. 1997 Long-Term Incentive Plan (the "1997 LTIP"); and

     WHEREAS, the Corporation desires to amend the 1997 LTIP to (i) reflect the new name of the Corporation following the Transaction, (ii) add restrictions on the ability of the Compensation Committee of the Corporation's Board of Directors ("Committee") to reduce or remove restrictions or accelerate vesting with respect to previously granted Performance Awards, Bonus Stock, and Other Stock Unit Awards (as defined in the 1997 LTIP), and (iii) prescribe minimum vesting periods for various awards under the Plan; and

     WHEREAS, pursuant to Section 14.8 of the 1997 LTIP, the Board of Directors ("Board") may amend the 1997 LTIP at any time;

     NOW, THEREFORE, effective as of the Closing Date of the Transactions (as hereinabove defined), the 1997 LTIP shall be amended as follows:

     1. The title page and Section 2.40 of the 1997 LTIP shall be amended to change the name of the 1997 LTIP to the "Beverly Enterprises, Inc. 1997 Long-Term Incentive Plan" ("1997 LTIP");
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     2.   Sections 1 and 2.13 of the 1997 LTIP shall be amended to change the name of the Company to "Beverly Enterprises, Inc.";

     3. A new Section 2.50 is hereby added to the 1997 LTIP to read as follows:

            2.50 "Transaction" means, collectively, those transactions which are described in the Agreement and Plan of Distribution by and between Beverly Enterprises, Inc. ("Old Beverly"), New Beverly Holdings, Inc. ("NBHI") and Capstone Pharmacy Services, Inc. ("Capstone"), dated as of April 15, 1997, and the Agreement and Plan of Merger by and between Old Beverly and Capstone dated as of April 15, 1997.

     4. Section 9.2 of the 1997 LTIP is hereby amended by adding a new sentence at the end thereof to read as follows:

            "Except as specifically provided herein, including, without limitation, Section 14.13, the Committee shall have no authority to reduce or remove the Performance Goals or Performance Period without the express consent of the stockholders of the Company. Furthermore, except in the case of the Participant's death or disability, or a Change of Control of the Company, no Performance Unit or Performance Award shall become vested or payable less than one (1) year after its grant."

     5. Section 10 of the 1997 LTIP shall be amended by replacing the first paragraph thereof with the following:

            "Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may award Shares of Bonus Stock to Participants without cash consideration. The Committee shall determine and indicate in the relevant Agreement restrictions which shall apply to such Bonus Stock, which shall provide for vesting periods and/or periods of restriction which shall be not less stringent than those as contained in Section 8.4 with respect to awards of Restricted Stock and Restricted Stock Units. In addition, such Shares shall be subject to at least the following restrictions:"

     6. Section 10 of the 1997 LTIP shall be further amended by adding a new sentence at the end thereof to read as follows:





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          "Except as specifically provided herein, including, without limitation, Section 14.13, the Committee shall have no authority to reduce or remove any restrictions or limitations on Bonus Stock without the express consent of the stockholders of the Company."

7.   Section 11.2(d) is hereby amended to read as follows:

          "Other Stock Unit Awards may be subject to a deferred payment schedule. Furthermore, all Other Stock Unit Awards granted under the Plan shall be subject to vesting periods and/or periods of restriction which are not less stringent than those as specified in
          Section 8.4 with respect to awards of Restricted Stock and Restricted Stock Units."

8.   Section 11.2 of the 1997 LTIP is hereby amended by adding a new subsection
(f) to read follows:

          "(f) Except as specifically provided herein, including, without limitation, Sections 11(e) and 14.13, the Committee shall have no authority to reduce or remove any Performance Criteria, vesting schedule, or other restriction or condition imposed on or Other Stock Unit Award without the express consent of the stockholders of the Company."



     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by a duly authorized representative, as of the day and year first written above.


BEVERLY ENTERPRISES, INC.


                                    By:
                                        -----------------------------

                                    Its:
                                         ----------------------------






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